Exhibit 99.1

V-KERNEL CORPORATION

2007 Equity Incentive Plan

This Plan (the “Plan”) of V-Kernel Corporation (the “Company”) provides that Awards, as defined below, for up to 15,391,529 shares (the “Shares”) of the Company’s Common Stock, par value $.01 per share (the “Stock”), may be granted to employees of the Company and its subsidiaries, as defined below, and to others who are in a position to make significant contributions to the success of the Company and its subsidiaries. Options as defined below granted pursuant to the Plan may be either incentive stock options (“Incentive Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that are not Incentive Options (“Nonqualified Options”, and together with the Incentive Options, the “Options”), or both.

1. DEFINITIONS.

As used in the Plan:

“Award” means any Option or Restricted Stock awarded under the Plan.

“Board” shall have the meaning assigned thereto in Section 3(a) hereof.

“Code” shall have the meaning assigned thereto in the preamble hereof.

“Committee” shall have the meaning assigned thereto in Section 3(b) hereof.

“Incentive Options” shall have the meaning assigned thereto in the preamble hereof.

“Nonqualified Options” shall have the meaning assigned thereto in the preamble hereof.

“Options” shall have the meaning assigned thereto in the preamble hereof.

“Plan” means this 2007 Equity Incentive Plan, as the same may be amended from time to time.

“Participant” means a person selected by the Board to receive an Award under the Plan.

“Restricted Stock” means shares of Common Stock awarded to a Participant under Section 14.

“Shares” shall have the meaning assigned thereto in the preamble hereof.

“Stock” shall have the meaning assigned thereto in the preamble hereof.

2. PURPOSE. The purpose of the Plan is to attract and retain employees and others who are in a position to contribute significantly to the success of the Company, to reward such contributions, and to encourage Participants to advance the long term interests of the Company through ownership of its Stock.

3. ADMINISTRATION.

(a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board, subject to the express provisions of the Plan, shall determine those persons to be granted Awards, the times when Awards shall be granted, the number of Shares subject to each Award, and the terms and conditions of each Award, including whether each Option is an Incentive Option or a Nonqualified Option. The Board shall establish the form of instruments granting Awards and any other instruments under the Plan, and the rules and regulations for the administration of the Plan, and may amend and rescind such instruments, rules and regulations. The Board shall interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan, and such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 18, the Board may, both generally and in particular instances, (i) waive compliance by a Participant with any obligation to be performed under an Award and waive any condition or provision of an Award, and (ii) accelerate the exercisability of any Option granted under the Plan, except that in the case of an Incentive Option the Board may not (other than in accordance with Section 6) grant any such waiver if such waiver would cause the Incentive Option to no longer qualify as an Incentive Option under Section 422 of the Code.

(b) Committee. The Board may, in its discretion, delegate its powers with respect to the Plan to an Equity Incentive Plan Committee (the “Committee”), in which event all references to the Board hereunder shall be deemed to refer to the Committee. The Committee shall be appointed by the Board and shall consist of at least two persons. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the members of the Committee.

(c) Public Company Committee. From and after the date that is six months prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities and Exchange Act of 1934, as amended, and with respect to the participation of any officer or director in the Plan, his or her selection as a Participant, the number of Option shares or Restricted Stock shares to be allocated to such officer or director, the award price and exercise price of such Award, as applicable, and all other terms and conditions of such Award shall be determined by, or only in accordance with, the recommendations of a Committee, each of the members of which shall be a director of the Company and each of whom shall be disinterested, as such term is defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and each of whom shall be an outside Director, as defined in Section 162(m) of the Code and related legislative history.

4. EFFECTIVE DATE AND TERM. The Plan shall become effective upon adoption by the Board or approval by the stockholders by at least a majority vote at a duly held meeting (or by written consent as provided by applicable law), whichever is earlier, but shall not become effective unless stockholder approval is obtained within twelve (12) months before or after the adoption of the Plan by the Board. The Board may grant Awards under the Plan prior to such approval, but any such Award shall become effective as of the date of grant only upon such approval and, accordingly, no Option may be exercisable prior to such approval. The Plan shall terminate ten years after its effective date.

5. SHARES SUBJECT TO THE PLAN. The Shares shall be reserved for issuance upon the exercise of Options and issuance of Restricted Stock granted under the Plan. Shares subject to an Award which expires or is terminated may again be subjected to an Award under the Plan. Shares delivered under the Plan may be authorized but unissued Stock or treasury Stock. No fractional Shares shall be issued under the Plan.

6. CHANGES IN CAPITAL STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital stock, the number and kind of shares of stock or securities of the Company subject to Awards then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the award and exercise price, and other relevant provisions shall be adjusted appropriately in a manner determined by the Board to be equitable, whose determination shall be binding. The Board may also adjust the number of Shares subject to outstanding Awards, the award and exercise price of any outstanding Award and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, consolidations or mergers, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Option if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code, unless the Participant consents.

7. ELIGIBILITY. All employees of the Company and its subsidiaries, as well as those other persons or entities who, in the opinion of the Board, are in a position to contribute significantly to the success of the Company or its subsidiaries, shall be eligible to receive Awards under the Plan. A “subsidiary” for purposes of the Plan shall be a subsidiary corporation as defined in Section 424(f) of the Code. Incentive Options shall be granted only to “employees” as defined in the applicable provisions of the Code and regulations thereunder. Receipt of Awards under the Plan or of awards under any other employee benefit plan of the Company or any of its subsidiaries shall not preclude an employee from receiving Awards or additional Awards under the Plan. In granting Awards the Board may include or exclude previous participants in the Plan as the Board may determine.

8. TERMS AND CONDITIONS OF OPTIONS.

(a) Number of Options. The aggregate fair market value (determined as of the time of grant) of the Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under the Plan and all other stock option plans of the Company or its subsidiaries or any parent corporation) shall not exceed $ 100,000.00.

(b) Exercise Price. The exercise price of each Option shall be determined by the Board but, in the case of an Incentive Option, shall not be less than 100% (110% in the case of an Incentive Option granted to a ten-percent stockholder) of the fair market value of the stock subject to the Option on the date of grant; nor shall the exercise price of any Option be less, in the case of an original issue of authorized stock, than par value. For this purpose, (i) “fair market value” shall be determined by the Board in good faith on a basis consistent with the provisions of Section 422 of the Code and the regulations promulgated thereunder, and (ii) “ten percent stockholder” shall mean any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

(c) Duration, Vesting and Conditions of Exercise. Each Option shall be exercisable during such period or periods as the Board may determine, but in no case after the expiration of ten years (five years in the case of an Incentive Option granted to a “ten percent stockholder” as defined in (b) above) from the date of grant. In the discretion of the Board, Options may be exercisable (i) in full upon grant or (ii) over or after a period of time conditioned on satisfaction of certain Company, division, group, office, individual or other performance criteria, including the continued performance of services to the Company or its subsidiaries. In the case of an Option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the Option may be exercised.

9. EXERCISE OF OPTIONS. Any exercise of an Option shall be in writing pursuant to a written instrument in the form prescribed by the Board, signed by the proper person and delivered to the Company, accompanied by (a) such documents as may be required by the Plan, by such written instrument, or by the Board, and (b) payment as required by such written instrument for the number of Shares for which the Option is exercised. In addition, each exercise of an Option shall be subject to such additional conditions as may be required by the Board, including without limitation those described in Section 10 of the Plan. No exercise of an Option shall be effective, and the Company shall not be obligated to deliver any Shares, until all requirements and conditions for exercise have been met to the satisfaction of the Board.

10. PAYMENT FOR SHARES.

(a) Exercise Price. The exercise price for Shares purchased under an option shall be paid as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company; (ii) if permitted by the terms of the instrument granting the option, by the delivery of shares of Stock having a fair market value (as determined by the Board in good faith in its reasonable discretion) on the date of exercise equal to the exercise price; or (iii) by a combination of cash and Stock; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionholder may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board, unless the Board otherwise permits such payment by delivery of shares of Common Stock.

Effective beginning as of November 16, 2011, provided that at the time of exercise the Stock is publicly traded and quoted regularly in The Wall Street Journal, an Option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay to the Company from the sale proceeds the aggregate exercise price and any required federal, state, local or foreign tax withholding obligations of the Company or an affiliate thereof, which arise in connection with the exercise of the Option.

(b) Promissory Note. To the extent permitted by any applicable margin regulations of the Board of Governors of the Federal Reserve System and other provisions of applicable law, the instrument granting an Option may, in the discretion of the Board, permit the exercise price for Shares to be paid by payment of at least the par value by a combination of cash and Stock as provided above, and delivery to the Company of the Participant’s promissory note for the balance of the exercise price. Unless otherwise specified by the Board in the instrument granting the Option, such note (i) shall bear interest at least equal to the Applicable Federal Rate, as determined under Section 1274(d) of the Code and published by the Service on a monthly basis, in effect for the month of exercise, (ii) shall be a fully recourse note, (iii) shall be secured by a pledge of the Shares acquired by exercising the Option, and (iv) shall be payable in equal annual installments of principal and interest over a period of not more than five years after the exercise date (except that any such note shall be payable on demand in the event of termination of employment). Any such promissory note shall be in a form satisfactory to the Company.

11. NO RIGHTS AS STOCKHOLDER. Participants shall not have the rights of stockholders with regard to Options granted under the Plan, except as to Shares actually purchased pursuant to such Options.

12. NON TRANSFERABILITY OF OPTIONS. Each Option granted under the Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (by operation of law or otherwise), and no such Option, right or privilege shall be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option, right or privilege, the Option and such rights and privileges shall immediately become null and void. Notwithstanding the above provisions of this Section 12, any Option granted under the Plan may be pledged or hypothecated to secure an obligation to the Company.

13. TERMINATION OF EMPLOYMENT; DEATH OR DISABILITY.

(a) Termination In General. Upon termination of the employment of a Participant, any unexercised Options shall terminate immediately, except as provided in Subsections (b), (c) and (d) below. For purposes of this Section 13, employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee’s right to re-employment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment among the Company and its subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option, which in the case of an Incentive Option is a transaction to which Section 424(a) of the Code applies. For all purposes of this Section 13, the term “employment” shall include the relationships of Participants to the Company as directors, consultants and professional advisors.

(b) Termination Not For Cause. Subject to Section 13(c), if such termination was not “for cause” (as hereinafter defined), the Participant may exercise any Option which was otherwise exercisable on the date of termination for a period ending on the earlier of (i) the last day of the third month after such termination and (ii) the expiration date of such Option pursuant to the first sentence of Section 8(c). For purposes hereof, the term “for cause” shall mean only (i) the willful or reckless failure by the Participant to perform his duties under or willful or reckless violation of any written employment or consulting agreement (other than a failure resulting from the Participant’s death or disability), which failure or violation shall not have been cured within fifteen (15) days after the receipt by the Participant of written notice thereof from the Board specifying with reasonable particularity such alleged failure or violation; (ii) the commission by the Participant of an act of fraud or theft against the Company or any of its subsidiaries; or (iii) the conviction of the Participant of (or the plea by the Participant of nolo contendere to) any felony.

(c) Death. If termination of employment results from the Participant’s death, any Option which was otherwise exercisable by such Participant as of the time immediately before his or her death shall be exercisable by the Participant’s estate or by any person who acquired the Options by bequest or inheritance for a period ending on the earlier of (i) one year after the death of the Participant and (ii) the expiration date of such Option pursuant to the first sentence of Section 8(c). The Board may permit any option to be exercised for up to the total number of Shares subject to the Option, or grant an Option which by its terms is exercisable at any time within one year after the death of the Participant, for up to the total number of Shares subject to the Option, consistent with the above provisions.

(d) Disability. If the termination of employment results from the Participant’s disability, any Option which was otherwise exercisable by such Participant immediately prior to the termination of his employment shall be exercisable by him or her (or his or her legal representative) for a period ending on the earlier of (i) one year after such termination and (ii) the expiration date of such Option pursuant to the first sentence of Section 8(c). The Board may permit any Option to be exercised for up to the total number of Shares subject to the Option, or grant an Option which by its terms is exercisable at any time within one year after termination of employment, for up to the total number of Shares subject to the Option, consistent with the above provisions. The term “disability” shall for this purpose be defined as such term is defined in Section 22(e)(3) of the Code.

14. TERMS AND CONDITIONS OF RESTRICTED STOCK.

(a) Generally. A Restricted Stock Award is an Award entitling the Participant to acquire shares of Stock for a specified purchase price, or solely in consideration of past services rendered, subject to such conditions and restrictions as the Committee shall determine.

(b) Awards, Purchase Price and Consideration. Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the purchase price (if any) therefor, and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(c) Certificates. Shares of Restricted Stock shall be evidenced in such a manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and delivered to the Participant.

(d) Rights of Holder. A Participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to restrictions on transferability and subject to any other conditions, determined by the Board and contained in the Award.

15. CONDITIONS TO EXERCISE OF OPTIONS AND GRANT OF AWARDS. Except as waived by the Board in a particular case, all the following conditions shall be complied with as a condition to the exercise of each Option granted under the Plan, and Sections 15(a), (b), (c) and (e) shall be complied with as a condition to the issuance of Restricted Stock under the Plan:

(a) Legal Matters. In the opinion of the Company’s counsel all applicable federal and state laws and regulations, including securities laws and regulations, shall have been complied with, and legal matters in connection with the issuance and delivery of such Shares shall have been approved by the Company’s counsel.

(b) Listing and Registration of Shares. If at any time the Board shall determine that the listing, registration or qualification of the Shares covered by any Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Award or the issuance or purchase of Shares thereunder, such Award may not be granted, and any Shares covered thereby may not be issued, in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(c) Tax Undertakings. In the case of (i) an Option that is not an Incentive Option, or (ii) the issuance of Restricted Stock, the Board may require the Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation, giving of security to the Company adequate to meet the potential liability of the Company for withholding of tax, or, with respect to Options, reducing the number of shares otherwise issuable upon the exercise of the Option by a number of shares having a fair market value (as determined by the Board in good faith in its discretion) on the date of exercise sufficient to meet such potential liability) prior to the delivery of any Shares pursuant to the exercise of the Option, or the issuance of any Shares pursuant to a grant of Restricted Stock, as the case may be. With the approval of the Board, the employee may, in lieu of cash, remit Stock having a fair market value (as determined by the Board in good faith in its discretion) on the date of exercise sufficient to meet such potential liability). In the case of an Incentive Option, if at the time the Option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Shares received upon exercise, the Board may require the Participant to agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Shares received upon exercise, and (ii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

(d) Evidence of Authority. If an Option is exercised by the legal representative of a deceased Participant or by a person to whom the Option has been transferred by the Participant’s will or by applicable laws of descent and distribution, the Company shall not be obligated to deliver Shares until satisfied as to the authority of the person exercising the Option.

(e) Restrictions on Transfer of Stock. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws, the Company may require, as a condition to exercise of an Option or grant of Restricted Stock, such representations or agreements from the Participant as counsel for the Company may consider appropriate to avoid violation of such Act or such state securities laws and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer. In addition, the Board may require as conditions to the grant or exercise of any Award that the Participant agree in writing to (i) restrictions on the transfer of Shares and (ii) a right of first refusal of the Company to repurchase Shares in the event the holder desires to sell such Shares. Such restrictions and rights on the part of the Company shall be identified in the instrument granting the Award.

16. REORGANIZATIONS; DISSOLUTION.

(a) Substitute Options. If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation the Board shall authorize the issuance or assumption of a stock option in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of said Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

(b) Termination of Options. In the event of a Change in Control of the Company (as defined in subsection (c), below), and in anticipation thereof if required by the circumstances, the Board, in its sole discretion, may (i) accelerate the exercisability, prior to the effective date of such Change in Control, of all outstanding options granted under this Plan (and redesignate as Nonqualified Options any options or portions thereof that were originally designated as Incentive Options but that no longer so qualify under Section 422 of the Code), (ii) arrange, if there is a surviving or acquiring corporation, subject to the consummation of a Change of Control, to have that corporation or an affiliate of that corporation grant to employees and other optionholders replacement options with substantially similar or, if not adverse to the optionholders, different provisions with respect to exercisability (upon which grant the options granted under this Plan shall immediately terminate and be of no further force or effect) which, however, in the case of Incentive Options, satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code, (iii) cancel all outstanding options in exchange for consideration in cash or in kind in an amount equal to the value of the Shares, as determined by the Board in good faith, the optionholder would have received had the option been exercised (to the extent then exercisable or to a greater extent, including in full, as the Board may determine) less the option price therefor (upon which cancellation such options shall immediately terminate and be of no further force or effect), (iv) permit the purchaser of the Company’s stock or assets to deliver to the optionholders the same kind of consideration that is delivered to the stockholders of the Company in cancellation of such options in an amount equal to the value of the Shares, as determined by the Board in good faith, the optionholder would have received had the option been exercised (to the extent then exercisable or to a greater extent, including in full, as the Board may determine), less the option price therefor, or (v) take any combination (or none) of the foregoing actions.

(c) Definition of “Change of Control”. For purposes of this Plan, a “Change in Control” shall mean and include any of the following:

(i) a merger or consolidation of the Company with or into any other corporation or other business entity in which the Company is the surviving corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of the Board of Directors (“Voting Stock”) of the Company); or any such merger or consolidation in which the Company is not the surviving corporation;

(ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets;

(iii) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company’s Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 51% or more of the combined voting power of the Voting Stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person to 51% or more of the combined voting power of such Voting Stock; and

(iv) a change in the composition of the Company’s Board of Directors following a tender offer or proxy contest, as a result of which persons who, immediately prior to a tender offer or proxy contest, constituted the Company’s Board of Directors shall cease to constitute at least a majority of the members of the Board of Directors.

(d) Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, all outstanding options granted under this Plan shall terminate, but each optionholder shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her options to the extent then exercisable.

17. EMPLOYMENT RIGHTS AND OTHER BENEFITS. Neither the adoption of the Plan nor the grant of Awards shall confer upon any employee any right to continued employment with the Company or any parent or subsidiary or affect in any way the right of the Company or such parent or subsidiary to terminate the employment of an employee at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise. Nothing in the Plan shall restrict the authority of the Board to grant stock options or to award bonuses or other benefits to employees or others otherwise than pursuant to the Plan.

18. DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION. The Board may at any time abandon the Plan or discontinue granting Awards under the Plan. With the consent of the Participant, the Board may at any time cancel an existing Award in whole or in part and grant another Award for such number of shares as the Board specifies. The Board may at any time amend the Plan for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the stockholders of the Company by at least a majority vote at a duly held meeting (or by written consent as provided by applicable law), (a) increase the maximum number of shares for which Options or Restricted Stock may be granted under the Plan, (b) change the group of employees eligible to receive Options under the Plan, (c) reduce the price at which Incentive Options may be granted, (d) extend the time within which Options may be granted, (e) alter the Plan in such a way that Incentive Options already granted hereunder would not be considered Incentive Options under Section 422 of the Code, (f) amend the provisions of this Section 16, or (g) make any other change in the Plan which requires stockholder approval under applicable law or regulations, including any approval requirement which is a prerequisite for exemptive relief under Section 18 of the Securities and Exchange Act of 1934. The termination or any modification or amendment of the Plan shall not adversely affect the rights of any Participant under any Award previously granted without his or her consent.

19. COMPLIANCE WITH RULE 16b-3. It is intended that the provisions of the Plan and any Award granted thereunder to a person subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, as amended, shall comply in all respects with the terms and conditions of Rule 16b-3 promulgated under such Act or any successor provisions thereto. Any agreement granting Awards shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule, such provision shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, shall be deemed to be null and void, as it relates to a recipient subject to Section 16(a) of the Securities and Exchange Act of 1934, as amended.